                                                                   EXHIBIT 4.10


                    SEVENTH AMENDMENT TO QUANEX CORPORATION
                REVOLVING CREDIT AND LETTER OF CREDIT AGREEMENT
                -----------------------------------------------


        This Seventh Amendment to Quanex Corporation $48,000,000 Revolving Credit and Letter of Credit Agreement (this "Seventh Amendment") made as of the 28th day of December, 1995 ("Amendment Effective Date"), among Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit), First Interstate Bank of Texas, N.A., Harris Trust and Savings Bank and NationsBank of Texas, N.A. (individually, "Bank" and collectively, "Banks"), Comerica Bank, as agent for the Banks (in such capacity "Agent") and Quanex Corporation, a Delaware corporation ("Company").

        WITNESSETH:

        WHEREAS, the Banks, the Agent and the Company have executed and delivered that certain Quanex Corporation $40,000,000 Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990 as amended by a First Amendment to Quanex Corporation $40,000,000 Revolving Credit and Letter of Credit Agreement dated March 26, 1991, a Second Amendment to Quanex Corporation $40,000,000 Revolving Credit and Letter of Credit Agreement dated April 15, 1992, a Third Amendment to Quanex Corporation $40,000,000 Revolving Credit and Letter of Credit Agreement dated as of February 12, 1993, a Fourth Amendment to Quanex Corporation $40,000,000 Revolving Credit and Letter of Credit Agreement dated April 1, 1993, a Fifth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated December 8, 1994 and a Sixth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated June 26, 1995 (the "Original Agreement"); and

        WHEREAS, the Company, the Banks and the Agent now desire to increase the Revolving Credit Aggregate Commitment to $75,000,000 and desire to further amend the Original Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises, the Banks, the Agent and the Company hereby represent and agree as follows:

        1. Section 1.67 of the Original Agreement is amended to read in its entirety as follows:

                "1.67   "Revolving Credit Aggregate Commitment" shall mean
         Seventy Five Million Dollars ($75,000,000), subject to reduction or termination pursuant to Section 2.6 hereof."

         2. Exhibits "B", "D" and "E" to the Original Agreement are deleted in their entirety and attached Exhibits "B", "D" and "E" shall be substituted therefor.

         3. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Seventh Amendment and any other documents and instruments required by this Seventh Amendment or the Original Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Seventh Amendment or the Original Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 8.1 through 8.16 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in section 8.17 of the Original Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Banks by Company in accordance with Section 9.3 of the Original Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement, has occurred and is continuing as of the date hereof.

         4. This Seventh Amendment shall be effective upon (a) execution of this Seventh Amendment by Company, Agent and the Banks, (b) delivery by Company to Agent of new Revolving Credit Notes for the Banks in the form of Exhibit "A" attached hereto completed to reflect the commitments of each Bank as modified hereby, (c) delivery by LaSalle, Nichols and Michigan Seamless Tube Company to Agent of amended and restated guaranty agreements in the form of attached Exhibit "E", and (d) payment to the Agent for pro rata distribution to the Banks an amendment fee of $20,250. Company agrees to deliver to Agent on or before January 22, 1996 an opinion of legal counsel to the Company and the Guarantors in form and substance satisfactory to the Agent and the Banks.

         5. All references to the term "Agreement" and to the terms "hereof", "hereunder" and similar referential terms in the Original Agreement shall be deemed to mean or refer to the Original Agreement as amended by this Seventh Amendment.

         6. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

         7. This Seventh Amendment may be executed in counterparts, in accordance with Section 13.8 of the Original Agreement.

         IN WITNESS WHEREOF, the Banks, the Agent and the Company have caused this Seventh Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.

                                                COMPANY:

                                                QUANEX CORPORATION

                                                By:     /s/  WAYNE M. ROSE
                                                        -----------------------
                                                        Wayne M. Rose
                                                Title:  Vice President-Finance



                                                AGENT:

                                                COMERICA BANK (successor in
                                                interest by reason of merger
                                                to Manufacturers Bank, N.A.,
                                                formerly known as
                                                Manufacturers National Bank of
                                                Detroit), as Agent



                                                By:     /s/ Ilegible Signature
                                                        -----------------------
                                                Name:
                                                Title:  Vice President



                                                BANKS:

                                                COMERICA BANK (successor in
                                                interest by reason of merger
                                                to Manufacturers Bank, N.A.,
                                                formerly known as
                                                Manufacturers National Bank of
                                                Detroit)




                                                By:    /s/ CHARLES E. POHL
                                                       -------------------
                                                Name:   Charles E. Pohl
                                                Title:  Vice President

                                                FIRST INTERSTATE BANK OF TEXAS,
                                                N.A.


                                                By:    /s/ CHRISTOPHER A. KING
                                                       ------------------------
                                                Name:      Christopher A. King
                                                Title:  Banking Officer


                                                HARRIS TRUST AND SAVINGS BANK


                                                By:    /s/ JAMES H. COLLEY
                                                       ------------------------
                                                Name:      James H. Colley
                                                Title: Vice President


                                                NATIONSBANK OF TEXAS, N.A.


                                               By:     /s/ F. SCOTT SINGHOFF
                                                       ------------------------
                                               Name:   F. Scott Singhoff
                                               Title:  Senior Vice President

                                  EXHIBIT "A"

                             REVOLVING CREDIT NOTE



$27,000,000                                                 Detroit, Michigan
                                                            December 28, 1995


        On or before the Revolving Credit Maturity Date (initially March 31,
1997), FOR VALUE RECEIVED, Quanex Corporation, a Delaware corporation, ("Company") promises to pay to the order of Comerica Bank, a Michigan banking corporation ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of Twenty Seven Million and no/100 Dollars ($27,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Agreement") dated as of December 4, 1990, as amended, made by and between Company, certain banks including the Bank, and Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit) as agent for such banks, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

        Each of the Loans made hereunder shall bear interest at the Eurodollar-based Rate, or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement. Provided, however, that: (a) in the event and so long as there shall exist a default hereunder or an Event of Default, Loans outstanding hereunder shall bear interest at the default rates of interest described in Section 4.1 of the Agreement; and (b) any Advances made hereunder pursuant to Sections 3.6 and 3.7 of the Agreement shall bear interest until paid at a per annum rate equal to the Prime-based Rate plus three percent (3%) whether or not any default hereunder or any Event of Default shall then exist.

        Interest on the unpaid balance of all Loans shall be calculated and payable as set forth in the Agreement.

        This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

        Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter
acquired, of Company in possession or   control of (or owing by) the Bank for
any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.


        THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND ENFORCEABLE IN, THE STATE OF MICHIGAN.

        This Note replaces the Revolving Credit Note dated December 8, 1994 in the principal amount of $18,000,000 by Company payable to Bank.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                                 QUANEX CORPORATION


                                                 By:
                                                      -------------------------

                                                 Its:
                                                      -------------------------

                                  EXHIBIT "A"

                             REVOLVING CREDIT NOTE



$16,000,000                                                    Detroit, Michigan
                                                               December 28, 1995


        On or before the Revolving Credit Maturity Date (initially March 31,
1997), FOR VALUE RECEIVED, Quanex Corporation, a Delaware corporation, ("Company") promises to pay to the order of Harris Trust and Savings Bank, a state banking corporation ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of Sixteen Million and no/100 Dollars ($16,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Agreement") dated as of December 4, 1990, as amended, made by and between Company, certain banks including the Bank, and Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit) as agent for such banks, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

        Each of the Loans made hereunder shall bear interest at the Eurodollar-based Rate, or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement. Provided, however, that: (a) in the event and so long as there shall exist a default hereunder or an Event of Default, Loans outstanding hereunder shall bear interest at the default rates of interest described in Section 4.1 of the Agreement; and (b) any Advances made hereunder pursuant to Sections 3.6 and 3.7 of the Agreement shall bear interest until paid at a per annum rate equal to the Prime-based Rate plus three percent (3%) whether or not any default hereunder or any Event of Default shall then exist.

        Interest on the unpaid balance of all Loans shall be calculated and payable as set forth in the Agreement.

        This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

        Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.


        THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND ENFORCEABLE IN, THE STATE OF MICHIGAN.

        This Note replaces the Revolving Credit Note dated December 8, 1994 in the principal amount of $10,000,000 by Company payable to Bank.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                                  QUANEX CORPORATION


                                                  By:
                                                       ------------------------

                                                  Its: ------------------------

                                  EXHIBIT "A"

                             REVOLVING CREDIT NOTE



$16,000,000                                                    Detroit, Michigan
                                                               December 28, 1995


        On or before the Revolving Credit Maturity Date (initially March 31,
1997), FOR VALUE RECEIVED, Quanex Corporation, a Delaware corporation, ("Company") promises to pay to the order of NationsBank of Texas, N.A., a national banking association ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of Sixteen Million and no/100 Dollars ($16,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Agreement") dated as of December 4, 1990, as amended, made by and between Company, certain banks including the Bank, and Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit) as agent for such banks, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

        Each of the Loans made hereunder shall bear interest at the Eurodollar-based Rate, or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement. Provided, however, that: (a) in the event and so long as there shall exist a default hereunder or an Event of Default, Loans outstanding hereunder shall bear interest at the default rates of interest described in Section 4.1 of the Agreement; and (b) any Advances made hereunder pursuant to Sections 3.6 and 3.7 of the Agreement shall bear interest until paid at a per annum rate equal to the Prime-based Rate plus three percent (3%) whether or not any default hereunder or any Event of Default shall then exist.

        Interest on the unpaid balance of all Loans shall be calculated and payable as set forth in the Agreement.

        This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

        Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.


        THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND ENFORCEABLE IN, THE STATE OF MICHIGAN.

        This Note replaces the Revolving Credit Note dated December 8, 1994 in the principal amount of $10,000,000 by Company payable to Bank.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                                 QUANEX CORPORATION


                                                 By:
                                                       ------------------------

                                                 Its:  ------------------------

                                  EXHIBIT "A"

                             REVOLVING CREDIT NOTE


$16,000,000                                                    Detroit, Michigan
                                                               December 28, 1995


        On or before the Revolving Credit Maturity Date (initially March 31,
1997), FOR VALUE RECEIVED, Quanex Corporation, a Delaware corporation, ("Company") promises to pay to the order of First Interstate Bank of Texas, N.A., a national banking association ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of Sixteen Million and no/100 Dollars ($16,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Agreement") dated as of December 4, 1990, as amended, made by and between Company, certain banks including the Bank, and Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit) as agent for such banks, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

        Each of the Loans made hereunder shall bear interest at the Eurodollar-based Rate, or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement. Provided, however, that: (a) in the event and so long as there shall exist a default hereunder or an Event of Default, Loans outstanding hereunder shall bear interest at the default rates of interest described in Section 4.1 of the Agreement; and (b) any Advances made hereunder pursuant to Sections 3.6 and 3.7 of the Agreement shall bear interest until paid at a per annum rate equal to the Prime-based Rate plus three percent (3%) whether or not any default hereunder or any Event of Default shall then exist.

        Interest on the unpaid balance of all Loans shall be calculated and payable as set forth in the Agreement.

        This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

        Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.


        THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND ENFORCEABLE IN, THE STATE OF MICHIGAN.

        This Note replaces the Revolving Credit Note dated December 8, 1994 in the principal amount of $10,000,000 by Company payable to Bank.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                                  QUANEX CORPORATION

                                                  By:
                                                        -----------------------

                                                  Its:  -----------------------

                                  EXHIBIT "B"

                             REVOLVING CREDIT NOTE



$_____________                                              Detroit, Michigan
                                                            ______________, 1995


        On or before the Revolving Credit Maturity Date (initially March 31,
1997), FOR VALUE RECEIVED, Quanex Corporation, a Delaware corporation, ("Company") promises to pay to the order of ________________________________________ _____________________, a
_________________________________________ ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of ___________________ Million and no/100 Dollars ($__________________) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Agreement") dated as of December 4, 1990, as amended, made by and between Company, certain banks including the Bank, and Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit) as agent for such banks, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

        Each of the Loans made hereunder shall bear interest at the Eurodollar-based Rate, or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement. Provided, however, that: (a) in the event and so long as there shall exist a default hereunder or an Event of Default, Loans outstanding hereunder shall bear interest at the default rates of interest described in Section 4.1 of the Agreement; and (b) any Advances made hereunder pursuant to Sections 3.6 and 3.7 of the Agreement shall bear interest until paid at a per annum rate equal to the Prime-based Rate plus three percent (3%) whether or not any default hereunder or any Event of Default shall then exist.

        Interest on the unpaid balance of all Loans shall be calculated and payable as set forth in the Agreement.

        This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

        Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.


        THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND ENFORCEABLE IN, THE STATE OF MICHIGAN.

        [This Note replaces the Revolving Credit Note dated
________________________, 1995 in the principal amount of $___________ by
Company payable to Bank.]

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                                 QUANEX CORPORATION


                                                 By:
                                                      -------------------------

                                                 Its:
                                                      -------------------------

                                  EXHIBIT "D"

                                  PERCENTAGES



        Bank                                                                 Percentage
        ----                                                                 ----------
Comerica Bank                                                                36.0%                        $27,000,000

First Interstate Bank of Texas, N.A.                                         21.333333%                   $16,000,000

Harris Trust and Savings Bank                                                21.333333%                   $16,000,000

NationsBank of Texas, N.A.                                                   21.333333%                   $16,000,000

                                  EXHIBIT "E"

                          [NAME OF GUARANTOR] GUARANTY


        [Name of Guarantor], a ___________ corporation ("Guarantor") desires to see the success of Quanex Corporation, a Delaware corporation ("Company") and Account Parties (as defined below) and furthermore, Guarantor shall receive direct and/or indirect benefits from loans and extensions of credit to Company and Account Parties in connection with the transactions contemplated under the Loan Agreement and the Loan Documents (as defined below).

        To induce each of the Banks (as defined below), to enter into and perform its obligations under that certain Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990, among Company, Comerica Bank, as Agent, ("Agent") and the Banks, as amended from time to time (the "Loan Agreement"), the Guarantor has executed and delivered this guaranty ("Guaranty").

        1. Definitions. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Loan Agreement. The term "Banks" as used herein shall include any successors or assigns of the Banks, in accordance with the Loan Agreement.

        2. Guaranty. The Guarantor hereby guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts due and owing under:

                 (a)      the Loan Agreement;

                 (b) the Notes executed by Company to the Banks in the original aggregate principal amount of $75,000,000 pursuant to the Loan Agreement; and

                 (c) all Letter of Credit Obligations and other amounts owing under or in connection with Letters of Credit issued for any Account Party from time to time pursuant to the Loan Agreement;

all of the foregoing payable with interest thereon and otherwise in accordance with the terms of such Notes and the Loan Agreement, as well as all extensions, renewals, and amendments of or to the Loan Agreement, the Notes or Letters of Credit or Letter of Credit Agreements or such other Indebtedness (as defined in the Loan Agreement, or any replacements or substitutions therefor), and hereby agrees that if the Company, any Account Party, or any other Person who is or becomes primarily liable therefor, shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Notes, the Loan Agreement, the Letters of Credit, the Letter of

Credit Agreements, or any of the other Loan Documents, the Guarantor will forthwith pay to Agent on behalf of the Banks an amount equal to any such amount or cause the Company and any other Person then primarily liable therefor to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent and all reasonable expenses, including reasonable attorneys fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of the Company, and in enforcing the covenants and agreements of this Guaranty.

         3. Unconditional Character of Guaranty. The obligations of Guarantor under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Notes, the Loan Agreement, the Letters of Credit, the Letter of Credit Agreements, or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Company under the Notes, the Loan Agreement, or the obligations of Company or any other Account Party under the Letters of Credit, the Letter of Credit Agreements, or of the obligations of any Person under any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination. Guarantor hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Notes, the Loan Agreement, the Letters of Credit, the Letter of Credit Agreements, or any of the other Loan Documents, any right to require a proceeding first against the Company, any Account Party, or any other guarantor or surety, or to exhaust any security for the performance of the obligations of the Company or any Account Party, any protest, presentment, notice or demand whatsoever, and Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except upon payment in full of all amounts due and to become due from the Company and all Account Parties, as and to the extent described above, and only to the extent of any such payment, performance and discharge or upon the release of Guarantor pursuant to the terms of Section 5.6 hereof. Guarantor further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Notes, or incurred under the Loan Agreement, the Letters of Credit, the Letter of Credit Agreements, or otherwise evidenced or incurred, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to Guarantor, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby irrevocably waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Banks) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Company and the Account Parties or any other party liable for payment of any or all of the Indebtedness for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

         Without limiting the generality of the foregoing, such obligations, and the rights of the Agent on behalf of the Banks to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company, any Account Party, the Guarantor or others or (ii) any change in the ownership of any of the capital stock of the Company or any of the Company's Subsidiaries, or any of their respective Affiliates.

         Guarantor hereby waives:

         (a) any defense based upon an election of remedies by the Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Company or any Account Party for reimbursement, or both;

         (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

         (c) any duty on the part of Agent or the Banks to disclose to the Guarantor any facts Agent or the Banks may now or hereafter know about the Company or any Account Party, regardless of whether the Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, since the Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and Account Parties and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

         (d) any defense arising because of the Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

         (e) any other event or action (excluding Guarantor's compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

        The Agent and any security held by them, for the obligations of the Company or any Account Party (as aforesaid) in the same manner and as freely as if this Guaranty did not exist and the Agent on behalf of the Banks shall be entitled without notice to Guarantor, among other things, to grant to the Company and Account Parties such extension or extensions of time to perform any act or acts as may seem advisable to the Agent on behalf of the Banks at any time and from time to time, and to permit the Company or any Account Party to incur additional indebtedness to Agent, the Banks, or either or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of Guarantor hereunder.

         The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of the Guarantor, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantor. Each and every remedy of the Agent on behalf of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

         No waiver or release shall be deemed to have been made by the Agent or the Banks of any of its rights hereunder unless the same shall be in writing and signed by or on behalf of the Banks, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or the Banks or the obligations of Guarantor under this Guaranty in any other respect at any other time.

         At the option of the Agent, Guarantor may be joined in any action or proceeding commenced by the Agent against the Company, and/or any Account Party or Account Parties, or any other Person in connection with or based upon the Notes, the Loan Agreement, the Letters of Credit, the Letter of Credit Agreements, or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against the Company, any Account Party, or any other Person.

         4. Representations and Warranties. Guarantor represents, warrants and agrees, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Guaranty, that:

         (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. To the best of its knowledge, Guarantor is duly qualified or licensed to do business as a foreign corporation, and is in good standing in each jurisdiction where the nature of the business conducted by it or the properties owned or leased by it makes such qualification or licensing necessary and where failure to be so qualified would have a material adverse effect on its business.

         (b) Execution, delivery and performance of this Guaranty, all of the other Loan Documents to which Guarantor is a party, and all other documents and instruments executed and delivered under or in connection with this Guaranty or the other Loan Documents by Guarantor (or to be so executed and delivered) are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Guarantor's articles of incorporation or bylaws, and do not require the consent or approval, material to the transactions contemplated by the Loan Documents, of any court, governmental body, agency or authority not previously obtained and delivered to Agent under the Loan Agreement.

         (c) This Guaranty and each of the Loan Documents to which Guarantor is a party and all other certificates, agreements, documents and instruments executed and delivered by Guarantor under or in connection therewith have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of Guarantor, enforceable in accordance with their respective terms, except as the validity or enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or other equitable principles (regardless of whether enforcement is considered in proceedings in law or equity).

         (d) The execution, delivery and performance of the Guaranty and each of the Loan Documents to which Guarantor is a party and any other documents and instruments required under or in connection with this Guaranty by Guarantor are not in contravention of the terms of any indenture, agreement or undertaking to which Guarantor is a party or by which it is bound, except to the extent such terms have been waived or are not material to the transactions contemplated by the Loan Documents.

         (e) There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or affecting Guarantor or its Subsidiaries (other than any suit, action or proceeding in which Guarantor or its Subsidiaries is the plaintiff and in which no counterclaim or crossclaim against Guarantor or its Subsidiaries has been filed) nor has Guarantor or its Subsidiaries or any of their respective officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Guarantor or its Subsidiaries, except as otherwise disclosed in the appropriate exhibit to the Loan Agreement and except for miscellaneous suits, actions and proceedings (other than suits, actions or proceedings commenced by any government or governmental authority or seeking specific performance or other equitable or injunctive relief) involving less than $100,000 which suits would not in the aggregate, if resolved adversely to Guarantor, have a material adverse effect on Guarantor. Except as so disclosed, there is not outstanding against Guarantor or its Subsidiaries any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Guarantor or its Subsidiaries in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on Guarantor.

         (f) There are no security interests in, liens, mortgages, or other encumbrances on any of the assets or properties of the Guarantor, that are prohibited by the provisions of the Loan Agreement.

         (g) All factual information heretofore or contemporaneously furnished in writing by or on behalf of Guarantor to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Guarantor to Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and, to the best of its knowledge, is not incomplete by omitting to state any material fact necessary to make such information not misleading.

         5.      Miscellaneous.

                 5.1  Governing Law.

         This Guaranty shall be deemed delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan, Guarantor hereby consenting to the jurisdiction of such state and all federal courts sitting in such state.

                 5.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

                 5.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and delivered by messenger or deposited in the U.S. mails, registered or certified first class mail, addressed as follows:

         AGENT:  COMERICA BANK
                 500 Woodward Avenue
                 9th Floor
                 Detroit, Michigan  48226
                 Attention: U.S. Banking Department

         BANKS:  COMERICA BANK
                 500 Woodward Avenue
                 9th Floor
                 Detroit, Michigan  48226
                 Attention: U.S. Banking Department

                 FIRST INTERSTATE BANK OF TEXAS, N.A.
                 1000 Louisiana
                 2nd Floor
                 Houston, Texas 77002
                 Attention: Randall Walker

                 HARRIS TRUST AND SAVINGS BANK
                 111 W. Monroe-2W
                 Chicago, Illinois 60690
                 Attention: Kristan Seyfarth

                 NATIONSBANK OF TEXAS, N.A.
                 Corporate Banking, 8th Floor
                 700 Louisiana
                 Houston, Texas 77002
                 Attention: F. Scott Singhoff

GUARANTOR:       [NAME OF GUARANTOR]
                 c/o Quanex Corporation
                 1900 W. Loop South, Suite 1500
                 Houston, Texas 77027
                 Attention: Wayne Rose

or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

                 5.4 Right of Offset. Guarantor acknowledges the rights of the Agent and of each of the Banks to offset against the indebtedness of Guarantor to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to the Guarantor, whether represented by any deposit of Guarantor with the Agent or any of the Banks or otherwise.

                 5.5 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Loan Agreement.

                 5.6 Release. Upon (a) the termination of the commitment of the Banks to make Loans or Advances to Company and the satisfaction by Guarantor of its obligations hereunder, or the time at which Guarantor is no longer subject to any obligation hereunder or the time at which the Guarantor is designated an Unrestricted Subsidiary pursuant to and in accordance with the terms of the Loan Agreement, whichever first occurs, the Guarantor shall be deemed released from this Guaranty and, the Agent shall deliver to Guarantor, upon written request therefor, a written release of this Guaranty; provided that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Agent or the Banks is returned, disgorged or rescinded as an avoidable preference, impermissible setoff, fraudulent conveyance or otherwise under any applicable state or federal law, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against Guarantor as if such returned, disgorged or rescinded payment or credit had not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof.

         [This Guaranty amends and restates in its entirety the Guaranty dated _________________, 199__ by the Guarantor in favor of the Agent and the Banks.]

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of _______________, 199__.

                                                [NAME OF GUARANTOR]


                                                 By:
                                                      -------------------------


                                                 Its:
                                                      -------------------------
ACCEPTED BY:

COMERICA BANK, As Agent,
  on behalf of the Banks


By:
     --------------------------

Its:
     --------------------------